Exhibit 99.1
Rackspace Technology Reports Third Quarter 2023 Results

•Revenue of $732 million in the Third Quarter, down 7% Year-over-Year
•Private Cloud Revenue was $300 million, down 13% Year-over-Year
•Public Cloud Revenue was $433 million, down 3% Year-over-Year
•Third Quarter 2023 Cash Flow from Operating Activities was $267 million; Cash Flow From Operating Activities was $330 million on a Trailing-Twelve-Month Basis

SAN ANTONIO, November 7, 2023 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end, hybrid multicloud technology solutions company, today announced results for its third quarter ended September 30, 2023.

Amar Maletira, Chief Executive Officer, stated, “Fiscal third quarter 2023 results exceeded the midpoint of our revenue, operating profit, and EPS guidance. Our two-business unit operating model is now fully implemented, and our leadership teams are executing to their plans.”

Mr. Maletira added, “We continue to launch new offerings across all lines of business including Public Cloud, Private Cloud, and AI. We also see our industry vertical strategy generating good traction in Private Cloud.”

Third Quarter 2023 Results

Revenue was $732 million in the third quarter of 2023, a decrease of 7% on a reported basis and 8% on a constant currency basis as compared to revenue of $788 million in the third quarter of 2022.

Private Cloud revenue was $300 million in the third quarter of 2023, a decrease of 13% on a reported basis and 14% on a constant currency basis as compared to revenue of $343 million in the third quarter of 2022.

Public Cloud revenue was $433 million in the third quarter of 2023, a decrease of 3% on both a reported and constant currency basis as compared to revenue of $445 million in the third quarter of 2022.

The third quarter of 2023 included a total of $214 million of non-cash impairment charges compared to $464 million of non-cash impairment charges in the third quarter of 2022. These impairments were primarily a result of a sustained decrease in our market capitalization.

Loss from operations was $(239) million in the third quarter of 2023, compared to loss from operations of $(477) million in the third quarter of 2022.

Net loss was $(227) million in the third quarter of 2023, compared to net loss of $(512) million in the third quarter of 2022.

Net loss per diluted share was $(1.05) in the third quarter of 2023, compared to net loss per diluted share of $(2.43) in the third quarter of 2022.

Non-GAAP Operating Profit was $46 million in the third quarter of 2023, a decrease of 43% compared to $80 million in the third quarter of 2022.

Non-GAAP Loss Per Share was $(0.04) in the third quarter of 2023, a decrease of 140% as compared to Non-GAAP Earnings Per Share of $0.10 in the third quarter of 2022.

Capital expenditures were $28 million in the third quarter of 2023, compared to $31 million in the third quarter of 2022.

As of September 30, 2023, we had cash and cash equivalents of $278 million with no balance outstanding on our Revolving Credit Facility ($375 million of undrawn commitments).

Financial Outlook

Rackspace Technology is providing guidance as follows:

Q4 2023 Guidance
Total Revenue	$710 - $720 million
Private Cloud Revenue	$284 - $289 million
Public Cloud Revenue	$426 - $431 million
Non-GAAP Operating Profit	$46 - $48 million
Non-GAAP Loss Per Share	$(0.05) - $(0.03)
Non-GAAP Other Income (Expense)[1]	$(59) – $(57) million
Non-GAAP Tax Expense Rate	26%
Non-GAAP Weighted Average Shares	221 – 223 million
1 Non-GAAP Other Income (Expense) is only expected to include interest expense.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, November 7, 2023, at 4:00pm CT / 5:00pm ET to discuss its third quarter 2023 results. Interested parties may access the conference call as follows:

To listen to the live webcast or access the replay following the webcast, please visit our IR website at the following link: https://edge.media-server.com/mmc/p/6amjdn8o

To obtain a dial-in number, please pre-register at the following link: https://register.vevent.com/register/BI74f3b750319d47e4888fd4104e44dc12. Registrants will receive dial-in information and a PIN allowing them to access the live call.

About Rackspace Technology

Rackspace Technology is a leading end-to-end hybrid multicloud technology services company. We can design, build and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products and adopt innovative technologies.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings (Loss) Per Share. These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Sagar Hebbar
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,				Year-Over-Year Comparison
	2022		2023
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$787.6	100.0%	$732.4	100.0%	$(55.2)	(7.0)%
Cost of revenue	(580.5)	(73.7)%	(580.4)	(79.2)%	0.1	—%
Gross profit	207.1	26.3%	152.0	20.8%	(55.1)	(26.6)%
Selling, general and administrative expenses	(219.9)	(27.9)%	(177.3)	(24.2)%	42.6	(19.4)%
Impairment of goodwill	(405.2)	(51.4)%	(165.7)	(22.6)%	239.5	(59.1)%
Impairment of assets, net	(58.7)	(7.5)%	(48.4)	(6.6)%	10.3	(17.5)%
Loss from operations	(476.7)	(60.5)%	(239.4)	(32.7)%	237.3	(49.8)%
Other income (expense):
Interest expense	(52.3)	(6.6)%	(56.5)	(7.7)%	(4.2)	8.0%
Loss on investments, net	(0.1)	(0.0)%	—	—%	0.1	(100.0)%
Gain on debt extinguishment	—	—%	55.4	7.6%	55.4	100.0%
Other expense, net	(6.0)	(0.8)%	(2.6)	(0.4)%	3.4	(56.7)%
Total other income (expense)	(58.4)	(7.4)%	(3.7)	(0.5)%	54.7	(93.7)%
Loss before income taxes	(535.1)	(67.9)%	(243.1)	(33.2)%	292.0	(54.6)%
Benefit for income taxes	23.4	3.0%	16.5	2.3%	(6.9)	(29.5)%
Net loss	$(511.7)	(65.0)%	$(226.6)	(30.9)%	$285.1	(55.7)%

Net loss per share:
Basic and diluted	$(2.43)		$(1.05)
Weighted average number of shares outstanding:
Basic and diluted	210.8		216.0

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,				Year-Over-Year Comparison
	2022		2023
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$2,335.3	100.0%	$2,237.4	100.0%	$(97.9)	(4.2)%
Cost of revenue	(1,678.2)	(71.9)%	(1,762.7)	(78.8)%	(84.5)	5.0%
Gross profit	657.1	28.1%	474.7	21.2%	(182.4)	(27.8)%
Selling, general and administrative expenses	(645.0)	(27.6)%	(601.7)	(26.9)%	43.3	(6.7)%
Impairment of goodwill	(405.2)	(17.3)%	(708.8)	(31.7)%	(303.6)	74.9%
Impairment of assets, net	(58.7)	(2.5)%	(48.4)	(2.2)%	10.3	(17.5)%
Loss from operations	(451.8)	(19.3)%	(884.2)	(39.5)%	(432.4)	95.7%
Other income (expense):
Interest expense	(152.9)	(6.5)%	(170.7)	(7.6)%	(17.8)	11.6%
Gain (loss) on investments, net	(0.4)	(0.0)%	0.2	0.0%	0.6	NM
Gain on debt extinguishment	—	—%	163.1	7.3%	163.1	100.0%
Other expense, net	(15.5)	(0.7)%	(0.3)	(0.0)%	15.2	(98.1)%
Total other income (expense)	(168.8)	(7.2)%	(7.7)	(0.3)%	161.1	(95.4)%
Loss before income taxes	(620.6)	(26.6)%	(891.9)	(39.9)%	(271.3)	43.7%
Benefit for income taxes	29.8	1.3%	26.1	1.2%	(3.7)	(12.4)%
Net loss	$(590.8)	(25.3)%	$(865.8)	(38.7)%	$(275.0)	46.5%

Net loss per share:
Basic and diluted	$(2.80)		$(4.03)
Weighted average number of shares outstanding:
Basic and diluted	210.7		214.8
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2022	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$228.4	$277.8
Accounts receivable, net allowance for credit losses and accrued customer credits of $24.6 and $19.8, respectively	622.2	348.7
Prepaid expenses	97.3	93.3
Other current assets	125.3	125.3
Total current assets	1,073.2	845.1

Property, equipment and software, net	628.3	614.4
Goodwill, net	2,155.1	1,448.1
Intangible assets, net	1,236.0	1,057.8
Operating right-of-use assets	138.0	127.2
Other non-current assets	226.1	187.7
Total assets	$5,456.7	$4,280.3

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$447.3	$416.8
Accrued compensation and benefits	95.3	84.1
Deferred revenue	80.9	81.6
Debt	23.0	47.4
Accrued interest	36.3	18.3
Operating lease liabilities	60.0	65.5
Finance lease liabilities	61.7	63.3
Financing obligations	16.7	12.3
Other current liabilities	35.3	35.5
Total current liabilities	856.5	824.8

Non-current liabilities:
Debt	3,295.4	3,011.6
Operating lease liabilities	84.8	77.5
Finance lease liabilities	310.5	317.4
Financing obligations	47.6	45.5
Deferred income taxes	126.7	91.8
Other non-current liabilities	105.7	94.5
Total liabilities	4,827.2	4,463.1

Commitments and Contingencies

Stockholders' equity (deficit):
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 215.7 and 219.5 shares issued; 212.6 and 216.4 shares outstanding, respectively	2.2	2.2
Additional paid-in capital	2,573.3	2,623.4
Accumulated other comprehensive income	71.4	74.8
Accumulated deficit	(1,986.4)	(2,852.2)
Treasury stock, at cost; 3.1 shares held	(31.0)	(31.0)
Total stockholders' equity (deficit)	629.5	(182.8)
Total liabilities and stockholders' equity (deficit)	$5,456.7	$4,280.3

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In millions)	2022	2023
Cash Flows From Operating Activities
Net loss	$(590.8)	$(865.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	296.4	282.5
Amortization of operating right-of-use assets	44.0	57.9
Deferred income taxes	(46.7)	(38.9)
Share-based compensation expense	59.5	51.9
Impairment of goodwill	405.2	708.8
Impairment of assets, net	58.7	48.4
Gain on debt extinguishment	—	(163.1)
Unrealized loss on derivative contracts	13.9	13.7
(Gain) loss on investments, net	0.4	(0.2)
Provision for bad debts and accrued customer credits	6.7	5.1
Amortization of debt issuance costs and debt discount	6.0	6.0
Non-cash fair value adjustments	3.0	(1.0)
Other operating activities	(0.3)	0.3
Changes in operating assets and liabilities:
Accounts receivable	(50.8)	268.8
Prepaid expenses and other current assets	2.4	23.1
Accounts payable, accrued expenses, and other current liabilities	46.6	(65.6)
Deferred revenue	(15.3)	(1.5)
Operating lease liabilities	(50.3)	(48.6)
Other non-current assets and liabilities	30.6	20.9
Net cash provided by operating activities	219.2	302.7
Cash Flows From Investing Activities
Purchases of property, equipment and software	(65.4)	(63.0)
Acquisitions, net of cash acquired	(7.7)	—
Purchase of convertible promissory note	(15.0)	—
Other investing activities	4.6	0.7
Net cash used in investing activities	(83.5)	(62.3)
Cash Flows From Financing Activities
Proceeds from employee stock plans	2.7	0.8
Shares of common stock withheld for employee taxes	—	(1.0)
Shares of common stock repurchased	(31.0)	—
Proceeds from borrowings under long-term debt arrangements	—	50.0
Payments on long-term debt	(17.3)	(151.8)
Payments on financing component of interest rate swap	(12.9)	(14.3)
Principal payments of finance lease liabilities	(49.6)	(60.3)
Principal payments of financing obligations	(37.4)	(14.8)
Other financing activities	(3.3)	—
Net cash used in financing activities	(148.8)	(191.4)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(10.2)	0.3
Increase (decrease) in cash, cash equivalents, and restricted cash	(23.3)	49.3
Cash, cash equivalents, and restricted cash at beginning of period	275.4	231.4
Cash, cash equivalents, and restricted cash at end of period	$252.1	$280.7

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$127.1	$166.2
Cash payments for income taxes, net of refunds	$9.0	$9.9

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$19.6	$67.4
Acquisition of property, equipment and software by financing obligations	7.1	8.5
Increase in property, equipment and software accrued in liabilities	6.9	4.9
Non-cash purchases of property, equipment and software	$33.6	$80.8

SEGMENT DATA

(In millions, except %)	Three Months Ended September 30,		% Change
Revenue by segment:	2022	2023	Actual	Constant Currency (a)
Public Cloud	$445.0	$432.8	(2.7)%	(3.1)%
Private Cloud	342.6	299.6	(12.5)%	(13.8)%
Total consolidated revenue	$787.6	$732.4	(7.0)%	(7.7)%

(In millions, except %)	Nine Months Ended September 30,		% Change
Revenue by segment:	2022	2023	Actual	Constant Currency (a)
Public Cloud	$1,284.1	$1,312.3	2.2%	2.3%
Private Cloud	1,051.2	925.1	(12.0)%	(11.8)%
Total consolidated revenue	$2,335.3	$2,237.4	(4.2)%	(4.0)%

(a)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Three Months Ended September 30,				Year-Over-Year Comparison
(In millions, except %)	2022		2023
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$28.1	6.3%	$21.6	5.0%	$(6.5)	(23.1)%
Private Cloud	116.2	33.9%	84.9	28.3%	(31.3)	(26.9)%
Total consolidated segment operating profit	144.3		106.5		(37.8)	(26.2)%
Corporate functions (b)	(64.8)		(61.0)		3.8	(5.9)%
Non-GAAP Operating Profit (c)	$79.5		$45.5		$(34.0)	(42.8)%

	Nine Months Ended September 30,				Year-Over-Year Comparison
(In millions, except %)	2022		2023
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$92.5	7.2%	$63.1	4.8%	$(29.4)	(31.8)%
Private Cloud	385.7	36.7%	264.6	28.6%	(121.1)	(31.4)%
Total consolidated segment operating profit	478.2		327.7		(150.5)	(31.5)%
Corporate functions (b)	(188.1)		(192.7)		(4.6)	2.4%
Non-GAAP Operating Profit (c)	$290.1		$135.0		$(155.1)	(53.5)%

(a)	Segment revenue less expenses directly attributable to running the respective segments’ business. These expenses exclude centralized corporate function costs.
(b)	Costs that are not allocated to segments. These costs are related to centralized corporate functions that provide services to the segments in areas such as accounting, information technology, marketing, legal and human resources.
(c)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2023			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$445.0	$432.8	$(1.6)	$431.2	(2.7)%	(3.1)%
Private Cloud	342.6	299.6	(4.2)	295.4	(12.5)%	(13.8)%
Total	$787.6	$732.4	$(5.8)	$726.6	(7.0)%	(7.7)%

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2023			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$1,284.1	$1,312.3	$1.6	$1,313.9	2.2%	2.3%
Private Cloud	1,051.2	925.1	2.3	927.4	(12.0)%	(11.8)%
Total	$2,335.3	$2,237.4	$3.9	$2,241.3	(4.2)%	(4.0)%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

We present Non-GAAP Gross Profit because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as gross profit, adjusted to exclude the impact of share-based compensation expense and other non-recurring or unusual compensation items, purchase accounting-related effects, certain business transformation-related costs, and costs related to the Hosted Exchange incident.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2023	2022	2023
Gross profit	$207.1	$152.0	$657.1	$474.7
Share-based compensation expense	2.8	2.0	9.0	7.4
Other compensation expense (a)	0.4	1.2	1.6	3.3
Purchase accounting impact on expense (b)	0.6	0.6	2.1	1.9
Restructuring and transformation expenses (c)	0.8	6.2	9.2	16.0
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	—	—	—	0.3
Non-GAAP Gross Profit	$211.7	$162.0	$679.0	$503.6

(a)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax, and payroll taxes associated with the exercise of stock options and vesting of restricted stock. Beginning in the second quarter of 2023, includes expense related to the one-time grant of long-term incentive bonuses as a component of our annual compensation award process.
(b)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(c)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, certain facility closure costs and lease termination expenses. This amount also includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.

Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, costs related to the closure of a UK office, and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as income (loss) from operations adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, costs related to the closure of a UK office, and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, costs related to the closure of a UK office, certain other non-operating, non-recurring or non-core gains and losses, interest expense, income taxes, depreciation and amortization, and goodwill and asset impairment charges.

Non-GAAP Operating Profit and Adjusted EBITDA are management's principal metrics for measuring our underlying financial performance. Non-GAAP Operating Profit and Adjusted EBITDA, along with other quantitative and qualitative information, are also the principal financial measures used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-titled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net loss reconciliation to Non-GAAP Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2023	2022	2023
Net loss	$(511.7)	$(226.6)	$(590.8)	$(865.8)
Share-based compensation expense	19.4	17.2	59.5	51.9
Special bonuses and other compensation expense (a)	2.4	3.3	8.2	9.7
Transaction-related adjustments, net (b)	2.4	1.6	9.6	4.1
Restructuring and transformation expenses (c)	26.1	14.3	74.3	63.0
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	—	(5.3)	—	(0.4)
Impairment of goodwill	405.2	165.7	405.2	708.8
UK office closure (d)	—	—	—	12.1
Impairment of assets, net	58.7	48.4	58.7	48.4
Net (gain) loss on divestiture and investments (e)	0.1	—	0.4	(0.2)
Gain on debt extinguishment (f)	—	(55.4)	—	(163.1)
Other expense, net (g)	6.0	2.6	15.5	0.3
Amortization of intangible assets (h)	42.0	39.7	126.4	121.6
Tax effect of non-GAAP adjustments (i)	(30.6)	(13.6)	(65.6)	(16.7)
Non-GAAP Net Income (Loss)	$20.0	$(8.1)	$101.4	$(26.3)

Loss from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2023	2022	2023
Loss from operations	$(476.7)	$(239.4)	$(451.8)	$(884.2)
Share-based compensation expense	19.4	17.2	59.5	51.9
Special bonuses and other compensation expense (a)	2.4	3.3	8.2	9.7
Transaction-related adjustments, net (b)	2.4	1.6	9.6	4.1
Restructuring and transformation expenses (c)	26.1	14.3	74.3	63.0
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	—	(5.3)	—	(0.4)
Impairment of goodwill	405.2	165.7	405.2	708.8
Impairment of assets, net	58.7	48.4	58.7	48.4
Amortization of intangible assets (h)	42.0	39.7	126.4	121.6
UK office closure (d)	—	—	—	12.1
Non-GAAP Operating Profit	$79.5	$45.5	$290.1	$135.0

Net loss reconciliation to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2023	2022	2023
Net loss	$(511.7)	$(226.6)	$(590.8)	$(865.8)
Share-based compensation expense	19.4	17.2	59.5	51.9
Special bonuses and other compensation expense (a)	2.4	3.3	8.2	9.7
Transaction-related adjustments, net (b)	2.4	1.6	9.6	4.1
Restructuring and transformation expenses (c)	26.1	14.3	74.3	63.0
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	—	(5.3)	—	(0.4)
Impairment of goodwill	405.2	165.7	405.2	708.8
UK office closure (d)	—	—	—	12.1
Impairment of assets, net	58.7	48.4	58.7	48.4
Net (gain) loss on divestiture and investments (e)	0.1	—	0.4	(0.2)
Gain on debt extinguishment (f)	—	(55.4)	—	(163.1)
Other expense, net (g)	6.0	2.6	15.5	0.3
Interest expense	52.3	56.5	152.9	170.7
Benefit for income taxes	(23.4)	(16.5)	(29.8)	(26.1)
Depreciation and amortization (j)	96.6	90.1	296.1	279.2
Adjusted EBITDA	$134.1	$95.9	$459.8	$292.6

(a)	Includes expense related to retention bonuses, mainly relating to restructuring and integration projects, and the related payroll tax, senior executive signing bonuses and relocation costs, and payroll taxes associated with the exercise of stock options and vesting of restricted stock. Beginning in the second quarter of 2023, includes expense related to the one-time grant of long-term incentive bonuses as a component of our annual compensation award process.
(b)	Includes legal, professional, accounting and other advisory fees related to acquisitions, certain one-time compliance costs related to being a public company, integration costs of acquired businesses, purchase accounting adjustments, payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.
(c)	Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, certain facility closure costs, and lease termination expenses. This amount also includes total charges of $1.0 million and $5.2 million for the three and nine months ended September 30, 2022, respectively, related to the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.
(d)	Expense recognized related to the closure of a UK office that we exited in the second quarter of 2023 prior to the lease end date.
(e)	Includes gains and losses on investment and from dispositions.
(f)	Includes gains related to repurchases of 5.375% Senior Notes.
(g)	Primarily consists of foreign currency gains and losses.
(h)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(i)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. When computing this long-term rate for the 2022 and 2023 interim periods, we based it on an average of the 2021 and estimated 2022 tax rates and 2022 and estimated 2023 tax rates, respectively, recomputed to remove the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments, resulting in a structural non-GAAP tax rate of 26% for all periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(j)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings (Loss) Per Share

We define Non-GAAP Earnings (Loss) Per Share as Non-GAAP Net Income (Loss) divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP loss per share but dilutive to Non-GAAP Earnings (Loss) Per Share. Management uses Non-GAAP Earnings (Loss) Per Share to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Non-GAAP Earnings (Loss) Per Share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2022	2023	2022	2023
Net loss attributable to common stockholders	$(511.7)	$(226.6)	$(590.8)	$(865.8)
Non-GAAP Net Income (Loss)	$20.0	$(8.1)	$101.4	$(26.3)

Weighted average number of shares - Diluted	210.8	216.0	210.7	214.8
Effect of dilutive securities (a)	0.2	6.4	0.5	2.9
Non-GAAP weighted average number of shares - Diluted	211.0	222.4	211.2	217.7

Net loss per share - Diluted	$(2.43)	$(1.05)	$(2.80)	$(4.03)
Per share impacts of adjustments to net loss (b)	2.52	1.01	3.29	3.91
Per share impacts of shares dilutive after adjustments to net loss (a)	0.01	0.00	(0.01)	0.00
Non-GAAP Earnings (Loss) Per Share	$0.10	$(0.04)	$0.48	$(0.12)

(a)	Reflects impact of awards that would have been anti-dilutive to net loss per share, and therefore not included in the calculation, but would be dilutive to Non-GAAP Earnings (Loss) Per Share and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock units (including performance-based restricted stock units) or purchases under the Employee Stock Purchase Plan (the "ESPP"), as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital ("MOIC"), which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.
(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Income (Loss) to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.